Exhibit 10.7

AMENDMENT TO CHANGE IN CONTROL AGREEMENT

This Amendment, dated [____], 2019 and effective as of the Effective Date (as defined below) (this “Amendment”) to that certain change in control agreement dated as of [___], 20[_] (the “Change in Control Agreement”), by and between Weatherford International plc, an Irish public limited company (the “Company”), and the individual signing as “Executive” on the signature page hereto (the “Executive”), is made by and between the Executive and the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Change in Control Agreement.

RECITALS

WHEREAS, pursuant to Sections 14(f) and 14(h) of the Change in Control Agreement, the Change in Control Agreement may be amended at any time and from time to time, in writing, signed by the Executive and a duly authorized officer of the Company; and

WHEREAS, the Company and the Executive have agreed to amend the Change in Control Agreement as set forth herein;

NOW, THEREFORE, BE IT RESOLVED, that, subject to the Chapter 11 Plan for the Company being consummated and the effective date occurring under such Chapter 11 Plan (such effective date, the “Effective Date”) the Change in Control Agreement is hereby amended as follows:

1.       Section 1(x)(i) of the Change in Control Agreement is hereby amended by deleting the words “any material adverse change in duties or status as a result of the securities of the Company ceasing to be publicly traded or of the Company becoming a subsidiary of another entity, or”.

2.       Section 1(x)(ii) of the Change in Control Agreement is hereby amended by replacing the language “compensation or benefits, inclusive of bonuses and equity awards” with “Total Annual Target Direct Compensation, as established by the Compensation Committee of the Board”.

3.       The term “Total Annual Target Direct Compensation” is hereby added as a new defined term in Section 1(pp), defined as: “the sum of (i) annual base salary, (ii) annual short-term incentive opportunity at target and (iii) annual long-term incentive opportunity at target; provided, however, that with respect to the 2019 fiscal year, Total Annual Target Direct Compensation shall be defined as the sum of (i) annual base salary, (ii) annual short-term incentive opportunity at target under the Company’s 2019 Executive Bonus Plan and (iii) any cash retention award paid pursuant to that certain retention award letter from the Company to the Executive, dated March 27, 2019”, and “Vesting Date” is hereby renumbered as Subsection 1(qq).

4.       Section 2(a)(ii) of the Change in Control Agreement is hereby amended by adding the following proviso at the end thereof: “provided, however, that if a subsequent Change in Control (other than a Change in Control in connection with a bankruptcy pursuant to Chapter 7 or Chapter 11 of the United States Bankruptcy Code) occurs during the two-year period beginning on the date of a previous Change in Control that shall have occurred in the time period set forth in clause (A) or (B) of this Section 2(a)(ii), the Term shall extend until the last day of the two-year period beginning on the date on which such subsequent Change in Control occurred”.

5.       Section 4(a)(iii) of the Change in Control Agreement is hereby amended by adding the following language immediately prior to the proviso therein: “excluding, for purposes of such calculation in this clause (B) the 2019 fiscal year and the Annual Bonus paid under the 2019 Executive Bonus Plan in respect of the 2019 fiscal year (whether paid in the 2019 fiscal year or the 2020 fiscal year).”

6.       Section 4(b) of the Change in Control Agreement is hereby amended by replacing the words “reduced by” with “without duplication of” and adding the following language at the end of such Section: “or otherwise, including, without limitation, amounts received and/or owing to Executive under the Company’s 2019 Executive Bonus Plan pursuant to the terms thereof without regard to this Agreement.”

7.       Except as modified by the foregoing, the terms and conditions of the Change in Control Agreement shall remain in full force and effect.

8.       This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. The delivery of signed counterparts by electronic transmission (including email and .pdf) that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Effective Date.

By:
Title:
Address:

Weatherford International plc

By:

Name:

Title:

[Signature Page to Amendment to Change in Control Agreement]